Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) between Haoxi Health Technology Limited (the “Company”) and the undersigned hereto (each, a “Holder”, collectively, the “Holders”; together with the Company, the “Parties” and, each, a “Party”) is dated November 27, 2024. Capitalized terms that are not defined herein shall have the meanings as set forth in the Existing Warrants (as defined below).

BACKGROUND

A. The Company issued to certain investors, including the Holders, 4,000,000 Series A warrants (collectively, the “Existing Warrants”), each of which is exercisable to purchase five Class A ordinary shares of the Company, par value $0.0001 (the “Ordinary Shares”), and which, collectively, are exercisable to purchase 20,000,000 Ordinary Shares in total, at $0.60 per share, in an underwritten offering on September 20, 2024.

B. The Company and the Holders desire to cancel and retire 3,998,000 Existing Warrants owned by the Holders in exchange for an aggregate of 19,990,000 Ordinary Shares (collectively, the “Exchange Shares”).

C. The exchange of the Existing Warrants for the Exchange Shares (the “Exchange”) is being made in reliance upon the exemption from registration (the “Exemption”) provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the related rules and regulations, the “Securities Act”).

AGREEMENT

In consideration of the premises and the agreements set forth below, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE I

EXCHANGE

Section 1.1 Exchange of Existing Warrants. Upon the terms and subject to the conditions of this Agreement, each Holder, severally but not jointly, conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company cancels the Existing Warrants and issues the Exchange Shares to the Holders. In connection with the Exchange, each Holder, severally but not jointly, relinquishes all rights, title and interest in the Existing Warrants (including any related claims that each Holder may have against the Company other than for receipt of the Exchange Shares) and assigns the same to the Company. The issuance of the Exchange Shares to the Holders will be made without registration of such Exchange Shares under the Securities Act, in reliance upon the Exemption and accordingly, the Exchange Shares will be issued by the Company to the Holders without any restrictive legends.

Section 1.1 Issuance of Exchange Shares. Upon the execution and delivery of this Agreement (i) the Existing Warrant of the Holders that are held in book-entry form shall be deemed automatically cancelled in full and of no force and effect, (ii) each Holder with Existing Warrants in certificate form shall provide promptly the Company’s transfer agent, TranShare Corporation (the “Transfer Agent”) with the tracking number(s) for the mailing of the certificate(s) of such Existing Warrants, and within one (1) business days following the date hereof, the Company shall (a) instruct the Transfer Agent to issue to each Holder such number of Exchange Shares as set forth in Schedule I attached hereto and (b) use commercially reasonable efforts to cause the Transfer Agent to deliver the Exchange Shares to the Holders as soon as practicable thereafter by crediting such Holder’s Depository Trust Company (“DTC”) account through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system pursuant to the Holders’ instructions as set forth in each Holder’s signature page hereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

Each Holder, severally but not jointly, makes the following representations, warranties and covenants, each of which is true and correct on the date hereof, and shall survive the consummation of the transactions contemplated by this Agreement (the “Transactions”):

Section 2.1 Existence and Power.

(a) If the Holder is an entity, the Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Holder has all requisite power, authority and capacity to execute and deliver this Agreement, to perform the Holder’s obligations and to consummate the Transactions. The execution, delivery and performance of this Agreement, and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Holder, and no further consent, approval or authorization is required by the Holder in order for the Holder to execute, deliver and perform this Agreement and consummate the Transactions.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by each Holder and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of each Holder, enforceable against such Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally; and (b) general principles of equity.

Section 2.3 The Exemption. Each Holder understands that the Exchange Shares are being offered and issued in reliance on specific provisions of federal and state securities laws, specifically the Exemption, and not under a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

Section 2.4 Title to Warrants. Each Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Existing Warrants, free and clear of any Liens (as defined below). Each Holder has the full power and authority to transfer and dispose of the Existing Warrants and will deliver such Existing Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws and except as set forth in this Agreement, each Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrants or its rights in such Existing Warrants, or (b) given any person or entity any transfer order, power of attorney, vote, plan, pending proposal or other right of any nature whatsoever with respect to such Existing Warrants which would limit the Holders’ power to transfer the Existing Warrants. “Liens” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

Section 2.5 Non-Contravention. The execution, delivery and performance of this Agreement by each Holder and the consummation by such Holder of the Transactions do not and will not (a) if the Holder is an entity, result in any violation of the provisions of the articles of formation and bylaws or equivalent valid and in force organizational documents of the Holder, or (b) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Holder is a party or by which the Holder is bound or to which any of the property or assets of such Holder is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Holder or any of its properties or cause the acceleration or termination of any obligation or right of such Holder, except in the case of clause (b) for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of each Holder to perform its obligations.

Section 2.6 Investment Decision.

(a) (i) Each Holder is a sophisticated investor acquiring the Exchange Shares in the ordinary course of business and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Shares and has so evaluated the merits and risks of investing in the Exchange Shares, (ii) each Holder is able to bear the entire economic risk of investing in the Exchange Shares, (iii) each Holder is investing in the Exchange Shares with a full understanding of all of the terms, conditions and risks of such an investment and willingly assume those terms, conditions and risks, and (iv) each Holder has not relied on any statement or other information provided by any person concerning the Company, the Exchange, or the Exchange Shares.

(b) Each Holder acknowledges that an investment in the Exchange Shares involves a high degree of risk, and the Exchange Shares are, therefore, a speculative investment. Each Holder acknowledges that the terms of the Exchange have been established by negotiation between the Parties. Each Holder acknowledges that the Company has not given any investment advice, rendered any opinion or made any representation to such Holder about the advisability of this decision or the potential future value of any of the Existing Warrants. EACH HOLDER ACKNOWLEDGES THAT, BY EXCHANGING THE EXISTING WARRANTS FOR ORDINARY SHARES UNDER THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE EXISTING WARRANTS.

(c) Each Holder has been given full and adequate access to information relating to the Company, including the Company’s business, finances and operations as the Holder has deemed necessary or advisable in connection with such Holder’s evaluation of the Exchange. Each Holder has not relied upon any representations or statements made by the Company or such Holder’s agents, officers, directors, employees or shareholders in regard to this Agreement. Each Holder has sought such accounting, legal and tax advice as such Holder has considered necessary to make an informed investment decision with respect to such Holder’s acquisition of the Exchange Shares and is not relying on the Company or any of the Company’s affiliates for any such advice. Each Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC’). Each Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Each Holder has made an independent decision to exchange such Holder’s Existing Warrants for Exchange Shares and is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of the Company’s agents or representatives, for such accounting, legal and tax advice with respect to such Holder’s acquisition of the Exchange Shares and the Transactions.

Section 2.7 No Additional Consideration. Each Holder is not providing anything of value for the Exchange Shares other than the Existing Warrants.

Section 2.8 No Remuneration. Neither each Holder nor anyone acting on its behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Section 2.9 No Governmental Review. Each Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company makes the following representations, warranties and covenants, each of which is true and correct on the date hereof and shall survive the consummation of the Transactions to the extent set forth in this Agreement.

Section 3.1 Existence and Power.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b) The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, including, without limitation, the issuance of all of the Exchange Shares, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee) (the “Board of Directors”), and no further consent, approval or authorization is required by the Company or of its Board of Directors or its shareholders in order for the Company to execute, deliver and perform this Agreement and consummate the Transactions, including, without limitation, the issuance of all of the Exchange Shares.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not (i) result in any violation of the provisions of it amended and restated memorandum and articles of association (or other organizational documents) of the Company or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or cause the acceleration or termination of any obligation or right of the Company, except in the case of clause (ii) for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company or an event, change or occurrence that would materially adversely affect the ability of the Company to perform the Company’s obligations under this Agreement.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue. Assuming the accuracy of the representations of the Holders in Article II, the Exchange Shares will be issued in compliance with all applicable federal and state securities laws. The offer and issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the Exemption.

Section 3.4 No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Section 3.5 Most Favored Nation. The Company hereby covenants and agrees that during the six months following the date hereof (the “MFN Period”), none of the exchange, inducement or solicitation terms offered to other holders of the Existing Warrants relating to the terms, conditions and transactions contemplated thereby (each a “Warrant Document”) will be more favorable to those contemplated in this Agreement. For the avoidance of doubt, notice or other document(s) reflecting or in connection with adjustment of Exercise Price of Existing Warrants as a result of the transaction contemplated in this Agreement shall not be deemed as a Warrant Document. If during such MFN Period, the Company enters into a Warrant Document, then (i) the Company shall provide notice thereof to the Holders immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Warrant Document, provided that upon written notice to the Company at any time any Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.

Section 3.6 Subsequent Equity Sales. From the date hereof until thirty (30) days after the consummation of the transaction contemplated herein, neither the Company nor any direct and indirect subsidiaries of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than a registration statement on Form S-8 in connection with any employee benefit plan). Notwithstanding the foregoing, this Section 3.6 shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) Ordinary Shares, restricted share units or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and (b) securities issued pursuant to acquisitions, partnerships, collaborations, licensing or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section 3.6 and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For purpose of this Section 3.6, “Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Issuance of Form 6-K. On or before 9:30 a.m. (New York City time) on the date that is one (1) business day following the date hereof, the Company shall file a Current Report on Form 6-K with the SEC disclosing all material terms of the Transactions (“6-K Filing”). From and after the issuance of the 6-K Filing, the Company represents to each Holder that it shall not be in possession of any material, nonpublic information received from the Company or any of the Company’s officers, directors, employees, or agents, that is not disclosed in the 6-K Filing, solely by virtue of such Holder’s participation in the Transactions. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of the Company’s officers, directors, employees or agents, on the one hand, and such Holder or its respective affiliates, on the other hand, related to the Transactions or with respect to information shared in connection shall terminate.

Section 4.2 Survival of Representations and Warranties. The agreements of the Company, and the respective representations and warranties of Parties as set forth in Articles II and III, respectively, shall survive the consummation of the Transactions.

Section 4.3 Notice. Any notice provided for in this Agreement shall be in writing and shall be mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to the Holder, at the Holder’s address set forth on the signature page to this Agreement; and

(b) if to the Company, as follows:

Attn: Zhen Fan

Room 801, Tower C, Floor 8, Building 103

Huizhongli, Chaoyang District

Beijing, China

with a copy to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Joan Wu, Esq.

Each Party by notice to the other Party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given five (5) business days after being deposited in the mail, postage prepaid.

Section 4.4 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the Parties with respect to the subject matter and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.5 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising shall inure to the benefit of and be binding upon the Parties and their successors and assigns.

Section 4.6 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature executed or delivered via electronic means shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 4.7 Remedies Cumulative. Except as otherwise provided in this Agreement, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute or with any Transaction, and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained in this Agreement shall (a) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (b) operate, or shall be deemed to operate, to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION.

Section 4.9 No Third Party Beneficiaries or Other Rights. Nothing in this Agreement shall grant to or create in any person not a Party, or any such person’s dependents or heirs, any right to any benefits, and no such party shall be entitled to sue any Party.

Section 4.10 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach shall be deemed to be a waiver of any other term, condition or provision or any breach, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such noncompliance or breach.

Section 4.11 No Broker. Neither Party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the Transactions other than such fees and expenses for which such Party shall be solely responsible.

Section 4.12 Further Assurances. Each Party agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either Party may reasonably request in connection with the Transactions.

Section 4.13 Costs and Expenses. Each Party will pay such Party’s own respective costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement, including, but not limited to, the fees and expenses of their respective advisers, counsel, accountants and other experts, if any.

Section 4.15 Severability. If any one or more of the provisions contained in this Agreement, or the application of this Agreement in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not be affected or impaired.

Section 4.16 The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement. Nothing contained herein or in this Agreement, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement.

[Signature Page Follows]

The Company has caused this Agreement to be executed as of the date hereof.

HAOXI HEALTH TECHNOLOGY LIMITED

By:
Name:	Zhen Fan
Title:	Chief Executive Officers

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

The Holder:

By:
Name:
Title:

Address:

DWAC Instructions for Exchange Shares: